UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2023
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Southern States Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)
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Alabama	001-40727	26-2518085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
615 Quintard Ave.
Anniston, AL		36201
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (256) 241-1092
Securities registered pursuant to Section 12(b) of the Act:
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Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $5.00 par value	SSBK	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark Chambers as Chief Executive Officer

On April 28, 2023, Southern States Bancshares, Inc. (the “Company”), appointed Mark Chambers, 59, as its Chief Executive Officer.

Mr. Chambers has served as the Company’s President since 2019 and joined the Board of Directors of the Company on March 16, 2022. From 2007 until 2019, he served as Senior Executive Vice President and President, Southeast Region of Southern States Bank (the “Bank”). Prior to joining the Bank, Mr. Chambers worked as Market President at Wachovia Bank from 2004 until 2007, and as a Commercial Lender at Aliant Bank from 1998 until 2004. Mr. Chambers holds a Bachelor of Science in Finance and a Master of Business Administration from Auburn University.

There are no understandings or arrangements between Mr. Chambers and any other person pursuant to which Mr. Chambers was selected to serve as Chief Executive Officer. Except as described above, there are no existing relationships between Mr. Chambers and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Retirement of Stephen Whatley

On April 28, 2023, Stephen Whatley resigned from his position as Chief Executive Officer of the Company and as Chairman of the Company’s Board of Directors, as well as Chairman of the Board of Directors of the Bank. Mr. Whatley is retiring with an effective retirement date of April 30, 2023. In connection with his retirement, the Company, the Bank, and Mr. Whatley entered into a Confidential Severance and Release Agreement (the “Agreement”), pursuant to which Mr. Whatley will receive a $1,777,840.00 severance benefit (less any required withholdings), payable as follows: (i) $660,000.00 paid in a lump sum within thirty (30) days after Mr. Whatley’s retirement date and (ii) $1,117,840.00 paid in twenty-three (23) monthly installments, on the 15th day of each month beginning on May 15, 2023. Mr. Whatley will also receive a payment of $822,160.00 pursuant to his existing employment agreement, payable in a lump sum within thirty (30) days after his retirement date. Mr. Whatley will receive any benefits under supplemental executive retirement programs in accordance with the terms of such programs, and the vesting of certain outstanding awards under the Company’s 2017 Incentive Stock Compensation Plan as described on Exhibit A to the Agreement. The Agreement contains a general mutual release of claims by Mr. Whatley, the Company and the Bank.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 7.01 Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release announcing the foregoing leadership transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Confidential Severance and Release Agreement, dated April 28, 2023
99.1	Press Release issued by Southern States Bancshares, Inc., dated May 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2023	SOUTHERN STATES BANCSHARES, INC.

	By:	/s/ Lynn Joyce
	Name:	Lynn Joyce
	Title:	Senior Executive Vice President and Chief Financial Officer